SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A
                                 AMENDMENT NO. 1
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported) December 1, 1997
                                -----------------

                           AvTel Communications, Inc.
                           --------------------------
             (Exact name of registrant as specified in its charter)

                           Commission File No. 0-27580
                                              ---------


               Delaware                             87-0378021
       --------------------------------         ------------------
      (State or other jurisdiction of         (I.R.S. Employer
      incorporation or organization)          Identification No.)


               130 Cremona Drive, Santa Barbara, California 93117
              ----------------------------------------------------
               (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code: 805-685-0355
                                                            ------------

         ==============================================================
          (Former Name or Former Address, if changed since last report)

                    INFORMATION TO BE INCLUDED IN THE REPORT


This Form 8-K/A amends Item 7 of that certain Form 8-K filed with the Securities and Exchange Commission on December 8, 1998 by including the financial statements and pro forma financial information referred to below.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION  AND
         EXHIBITS

The following financial statements, pro forma financial information and exhibits are filed as part of this Report.

     A.   FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

Registrant hereby files the following financial statements of Matrix Telecom, Inc., a Texas corporation ("Matrix"):

For the year ended December 31, 1996:

(i)   Independent auditors' report.

(ii)  Balance sheets as of December 31, 1996 and 1995.

(iii) Statements of operations for the years ended December 31, 1996, 1995 and 1994.

(iv) Statements of stockholders' equity for the years ended December 31, 1996, 1995 and 1994.

(v) Statements of cash flows for the years ended December 31, 1996, 1995 and 1994.

(vi)  Notes to  Financial  Statements December 31, 1996, 1995 and 1994.

For the nine months ended September 30, 1997 and 1996:

(i) Consolidated balance sheets as of September 30, 1997, and December 31, 1996 (unaudited).

(ii) Consolidated statements of income for the nine months ended September 30, 1997 and 1996 (unaudited).

(iii) Consolidated statements of stockholders' equity for the nine months ended September 30, 1997.

(iv) Consolidated statements of cash flows for the nine months ended September 30, 1997 and 1996 (unaudited).

(v) Notes to consolidated financial statements September 30, 1997 and 1996.

     B.   PRO FORMA FINANCIAL INFORMATION.

Registrant hereby files the following pro forma financial information reflecting the combination of the Registrant and Matrix:

(i) Introduction

(ii) Unaudited pro forma condensed combined balance sheet as of September 30, 1997,

(iii) Unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 1997, and

(iv) Unaudited pro forma condensed combined statement of operations for the year ended December 31, 1996,

(v)    Notes to unaudited pro forma condensed financial information.


     C.   EXHIBITS.                                     Page Number
                                                      In Sequential
                                                          Numbering
                                                             System


         (23.1)     Consent of KPMG Peat Marwick LLP             36

INDEPENDENT AUDITORS' REPORT



The Board of Directors
Matrix Telecom, Inc.:

We have audited the accompanying balance sheets of Matrix Telecom, Inc. as of December 31, 1996 and 1995, and the related statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Matrix Telecom, Inc. at December 31, 1996 and 1995, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1996, in conformity with generally accepted accounting principles.




                                        /s/ KPMG PEAT MARWICK LLP
                                        KPMG Peat Marwick LLP







Dallas, Texas
January 24, 1997, except as to the
first paragraph of note 4 which
is as of March 10, 1997

                             MATRIX TELECOM, INC.
                               BALANCE SHEETS
                         December 31, 1996 and 1995


 Assets                                1996                  1995

Current assets:
Cash and cash equivalents         $ 4,622,395             3,164,053
Accounts receivable, net           10,507,580             9,997,081
Due from affiliates                 1,212,414               834,150
Other current assets                2,200,751               251,960
                                  -----------           -----------
  Total current assets             18,543,140            14,247,244

Investment and advances to
   DNS Communications, Inc.             -                 1,244,637
Property and equipment, net        1,621,355              1,796,398
Other assets, net                     39,621                142,318
Deferred income taxes                134,288                150,097
                                   ---------             ----------
   Total assets                  $20,338,404             17,580,694
                                 ===========             ==========

Liabilities and Stockholders' Equity

Current liabilities:
Accounts payable and other
  accrued expenses               $ 1,888,026              1,872,373
Accrued network service costs      4,863,663              6,419,260
Sales and excise taxes payable     1,676,677              1,694,367
Due to affiliates                  2,597,559              3,340,222
Income taxes payable                 554,596                377,463
Deferred income taxes                      -                337,487
Other liabilities                    896,000                      -
                                 -----------             ----------
   Total current liabilities      12,476,521             14,041,173
                                 ===========            ===========

Stockholders' equity:
  Common stock, no par value;
  authorized 10,000,000 shares,
  3,484,260 and 2,769,228
  shares issued at December 31,
  1996 and 1995, respectively      7,532,026              5,336,815
Retained earnings
  (accumulated deficit)              769,441             (1,797,293)
Treasury stock, 69,120
  common shares, at cost            (439,584)                     -
                                  ----------             ----------
   Total stockholders' equity      7,861,883              3,539,522

Commitments and contingencies     ----------             ----------

   Total liabilities and
   stockholders' equity          $20,338,404             17,580,694
                                 ===========             ==========

See accompanying notes to financial statements.

                             MATRIX TELECOM, INC.
                          STATEMENTS OF OPERATIONS
                Years ended December 31, 1996, 1995 and 1994



                                       1996          1995          1994

Revenues                         $ 71,558,295     64,289,718    59,551,307
Cost of revenues                   47,674,396     42,980,127    40,074,801
                                 ------------     ----------    ----------
        Gross margin               23,883,899     21,309,591    19,476,506
                                 ------------     ----------    ----------

Operating expenses:
  Selling, general and
    administrative                 18,798,925     17,888,856    18,057,296
  Depreciation and amortization       993,940        998,342       815,101
                                 ------------     ----------    ----------
                                   19,792,865     18,887,198    18,872,397
                                 ------------     ----------    ----------
        Operating income            4,091,034      2,422,393       604,109


Interest expense                     (230,922)        (6,299)     (176,922)
Other income, net                     271,171        165,616        88,514
                                  -----------     ----------     ---------
        Income before income
        tax expense                 4,131,283      2,581,710       515,701

Income tax expense (benefit)        1,686,876      1,081,726      (127,499)
                                  -----------     ----------     ---------
                                    2,444,407      1,499,984       643,200
                                  -----------     ----------     ---------
Equity in income (loss)
  Of DNS                              122,327     (3,940,477)            -
                                  -----------     ----------     ---------
        Net income (loss)         $ 2,566,734     (2,440,493)      643,200
                                  -----------     ----------     ---------
Net income (loss) per share       $       .88          (1.19)          .36
                                         ====          =====         =====



See accompanying notes to financial statements.

                         MATRIX TELECOM, INC.

                  STATEMENTS OF STOCKHOLDERS' EQUITY
              Years ended December 31, 1996, 1995 and 1994

                                          Retained
                                          Earnings       Total
                     Partners'  Common   (accumulated   Treasury Stockholders'
                     Capital    Stock     deficit)       Stock       Equity
                     --------   ------   ------------   --------  ------------

Balances at
December 31, 1993  $1,729,133        -              -          -    1,729,133

Dissolution of
partnership and
contribution of
assets to a
corporation        (1,729,133) 1,729,133            -           -            -

Net income                  -          -      643,200           -      643,200
                  -----------  ---------   ----------   ---------  -----------

Balances at
December 31, 1994           -  1,729,133      643,200           -    2,372,333

Purchase of DNS
Communications, Inc.
(969,228 common
shares)                     -  3,607,682            -           -    3,607,682

Net (loss)                  -          -   (2,440,493)          -   (2,440,493)
                  -----------  ---------   ----------   ---------  ------------

Balances at
December 31, 1995           -  5,336,815   (1,797,293)          -    3,539,522

Purchase of 69,120
common shares               -          -            -    (439,584)    (439,584)

Issuance of 589,752
common shares               -  2,195,211            -           -    2,195,211

Net income                  -          -    2,566,734           -    2,566,734
                  -----------  ---------   ----------   ---------  -----------

Balances at
December 31, 1996 $         -  7,532,026      769,441    (439,584)   7,861,883
                  ===========  =========   ==========   ==========  ==========


See accompanying notes to financial statements.

                             MATRIX TELECOM, INC.
                          STATEMENTS OF CASH FLOWS
                 Years ended December 31, 1996, 1995 and 1994


                                               1996         1995        1994
Cash flows from operating activities:
  Net income (loss)                        $2,566,734   (2,440,493)    643,200

  Adjustments to reconcile net income
    (loss) to net cash provided by
    (used in) operating activities:

    Depreciation and amortization             993,940      998,342     815,101
    Amortization of advanced commissions      618,791          -           -
    Provision for bad debts                 1,461,471    1,955,842   1,974,903
    Loss on disposition of assets                -             -        14,365
    Deferred income taxes                    (321,678)     530,885    (343,494)
    Equity in (income) loss of DNS           (122,327)   3,940,477         -

    Changes in assets and liabilities:
      Accounts receivable                  (1,971,970)  (2,170,807) (2,994,971)
      Due from affiliate                      345,336      630,395  (1,452,481)
      Federal and state income
        tax receivable                           -         631,183    (631,183)
      Other current assets                   (393,781)     (96,791)    161,967
      Accounts payable, accrued and
        other liabilities                  (1,397,160)     526,850   5,051,696
      Due to affiliate                       (742,663)     591,889   1,293,631
                                            ----------    ---------  ---------
         Net cash provided by
           operating activities             1,036,693    5,097,772   4,532,734
                                           ==========    =========   =========

Cash flows from investing activities:
  Purchase of property and equipment         (701,718)   (529,805)  (1,125,444)
  Payments for billing and
    collection agreements                     (14,482)        -        (17,600)
  Purchase of acquired customer bases            -        (103,970)    (32,723)
  Repayments (advances) to DNS, net         1,577,432   (1,577,432)        -
  Proceeds from sale of property
    and equipment                                -          52,173      77,967

                                            ---------   ----------   ---------
      Net cash provided by (used in)
        investing activities                  861,232  (2,159,034) (1,097,800)
                                            ---------   ----------  ----------
Cash flows from financing activities:
  Net change in notes payable                   -            -     (3,230,121)
  Purchase of common stock for
    treasury                                (439,583)        -           -
                                           ---------   ----------  ----------
      Net cash used in financing
        activities                          (439,583)        -     (3,230,121)
                                           ---------   ----------  ----------
Net increase in cash and
  cash equivalents                         1,458,342    2,938,738     204,813

Cash and cash equivalents at
  beginning of year                        3,164,053      225,315      20,502
                                          ----------    ---------    --------
Cash and cash equivalents at
  end of year                             $4,622,395    3,164,053     225,315
                                          ==========    =========    ========

                             MATRIX TELECOM, INC.
                          STATEMENTS OF CASH FLOWS
                               (Continued)



                                        1996           1995        1994


Cash paid (received) during
  the year for:

  Interest                        $   212,404          6,300      175,134
                                  ===========       ========      =======
  Income taxes, net of refunds    $ 1,482,103       (475,177)     847,179
                                  ===========       ========      =======

Noncash financing activities:
  Common stock issued for DNS
    acquisition                   $     -          3,607,682          -
                                  ===========      =========      =======

  Common stock issued for
    advanced commissions          $ 2,195,211           -             -
                                  ===========      =========      =======

  Common stock issued for
    receivable from major
    shareholder subject to
    put options                   $   723,600           -             -
                                  ===========      =========      =======






See accompanying notes to financial statements.

                             MATRIX TELECOM, INC.
                        NOTES TO FINANCIAL STATEMENTS
                       December 31, 1996, 1995 and 1994

(1)   Summary of Significant Accounting Policies

(a) Business and Background

All references to the "Company" or "Matrix Telecom" refer to Matrix
Telecom, Inc. and its predecessors. The Company provides long distance telephone service to its customers in forty-nine states over intercity facilities provided by fully certified dominant domestic and international carriers. Matrix resells to both residential and commercial customers; however, the primary focus is to the small business owner with five or fewer employees whose usage resembles that of the residential customer. The Company is fully certified by the Federal Communications Commission and certified to operate in all states requiring such certification. The Company holds billing and collection agreements with all regional bell operating companies, GTE, and other independent telephone companies.

The Company was originally formed May 29, 1990 as a Texas general partnership. The partners consisted of Matrix Communications, Limited ("MCL") a Texas limited liability partnership and Onward and Upward, Inc. ("OUI"). Effective January 1, 1994, the partnership was dissolved (see note 4). Prior to the dissolution, cash distributions were made to OUI in satisfaction of its partnership interest. Concurrent with the dissolution, all remaining tangible and intangible assets and liabilities of the Company then owned by MCL were transferred to Matrix Telecom, Inc., a Texas corporation. The transfer was a tax free transaction and significant controlling interest in the company did not change. Effective June 30, 1995, MCL was liquidated and its sole asset (Matrix Telecom capital stock) was distributed to MCL's partners in proportion to their ownership interests.

(b) Basis of Presentation

The Company includes the operations of DNS Communications, Inc. in its financial statements using the equity method of accounting. The Company utilized the equity method due to the temporary period of time that its investment in the operations of DNS was retained (see note 7).

(c) Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all demand deposits, time deposits, and other investments with a remaining maturity at date of purchase of less than ninety days to be cash equivalents.

(d) Commissions

Commissions to sales agents are paid and expensed based on a percentage of billings as incurred.

Commissions paid in advance of $1,576,000 as of December 31, 1996, included in other current assets, are being expensed over a period of eighteen months based on estimated billings of the customers for which the commissions were paid. (See note 4).

(e) Revenue Recognition

Long distance revenues are recognized as service is provided to customers.

                      MATRIX TELECOM, INC.
                   NOTES TO FINANCIAL STATEMENTS
                          (Continued)


(f) Property and Equipment

Property and equipment are recorded at cost. Maintenance and repairs are charged against income as incurred, while renewals and major replacements are capitalized. The cost and related accumulated depreciation of assets sold or retired are removed from the accounts, and any resulting gain or loss is reflected in operations. The Company provides depreciation on fixed assets using the straight-line method over the estimated useful lives of the respective assets.

(g) Income Taxes

Effective January 1, 1994 the Company began accounting for income taxes under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Prior to January 1, 1994, the Company operated as a partnership.
Accordingly, the Company was not a taxable entity. Income taxes were the responsibility of the individual partners.

(h)  Use of Estimates

Management of the Company has made a number of estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

(i) Concentrations of Credit Risk

The Company's subscribers are primarily small business owners and residential subscribers and are not concentrated in any specific geographic region of the United States. The Company has agreements with LECs, which provide billing and collection services to the majority of the Company's subscribers. A significant portion of the Company's accounts receivable is due from these Companies.

(j) Accounts Receivable

Accounts receivable are net of allowances for doubtful accounts and other provisions of $626,790 and $730,354 as of December 31, 1996 and 1995, respectively. The Company establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of subscribers, historical trends and other information.

                            MATRIX TELECOM, INC.
                       NOTES TO FINANCIAL STATEMENTS
                                (Continued)



(k) Financial Instruments

The Company's financial instruments include cash, receivables, payables and accrued expenses. The carrying amount of such financial instruments approximates fair value because of the short maturity of these instruments.

(l) Earnings (loss) per share

Earnings (loss) per share are computed based on average common shares outstanding which were 2,919,978, 2,044,296, and 1,800,000 in 1996, 1995 and
1994, respectively.

(2)  Property and Equipment

Property and equipment consisted of the following:

                                         Estimated          December 31
                                        useful life      1996         1995
                                        -----------   ----------------------
   Communications system                 2-5 years    $1,328,679   1,328,679
   Office furniture and equipment
      software                           1-7 years     2,815,451   2,449,746
   Leasehold improvements               lease term       416,220     256,412
                                        -----------   ----------   ---------
                                                       4,560,350   4,034,837
                                                      (2,938,995) (2,238,439)
                                                      ----------  ----------
                                                      $1,621,355   1,796,398
                                                      ==========  ==========


Depreciation expense was $877,000, $882,000 and $683,000 for 1996, 1995 and
1994, respectively.

(3)  Related Party Transactions

The Company has had transactions in the normal course of business with various companies which are affiliated with shareholders of the Company. Pacific Gateway Exchange, Inc. ("PGE"), an affiliated company, provides the Company with significant domestic and international transmission services. Common shareholders hold an interest in both PGE and the Company. Affiliates of the Company also act as agents for the Company in the solicitation of new customers. In addition, the Company's employees are leased from United Group Service Center, an affiliate, who provides such services to a number of affiliated companies. The Company provides long distance service to a number of affiliated companies. Balances with affiliates are settled monthly.

                            MATRIX TELECOM, INC.
                       NOTES TO FINANCIAL STATEMENTS
                                (Continued)


Due from affiliates consists of the following:

                                                           December 31
                                                     1996              1995
                                                 -----------------------------
Excell Agent Services (long distance services)  $  193,285           129,007

Interactive Media Works (IMW)
(long distance services)                               525           336,345

Core Marketing (long distance services)            134,652               -
Other transactions with various affiliates         160,352           368,798
Receivable from major shareholder for
  stock issued                                     723,600               -
                                                ----------         ---------
                                                $1,212,414         $ 834,150
                                                ==========         =========


The due to affiliates consists of the following:

                                                 1996                1995

PGE (network transmission services)          $ 2,244,411          2,559,031

Group Association (UGA) and
Core Marketing (commission)                      144,612            294,484
Other transactions with various affiliates       208,536            486,707
                                             -----------          ---------
                                             $ 2,597,559          3,340,222
                                             ===========          =========


Significant services and transactions incurred in the normal course of operations with affiliated companies are summarized as follows:


                                            1996          1995         1994

Network transmission services - PGE     $20,527,236    17,195,182   9,259,150

Expenses paid on behalf of PGE
  for access services, for which
  the Company was reimbursed              5,040,051    3,142,222      853,060

Expenses incurred for leasing
  employees from United Group
  Service Center                          4,542,007    3,655,712    2,442,442

Consulting fees to United Group
  Association ("UGA")                          -            -         313,294

                            MATRIX TELECOM, INC.
                       NOTES TO FINANCIAL STATEMENTS
                                (Continued)



Sales commissions to affiliates:
  TravelCom 800, Core Marketing,
  UICI, UGA and Best Connections          5,335,233    6,314,878    5,108,123

Long distance revenues from
  affiliates: UGA, UICI IMW,
  and Core Marketing                      5,445,903    3,180,302    1,240,203

Advances to TravelCom 800                      -         126,500      468,609

Overhead expenses reimbursed
  to/from UGA Divisions                      77,231      105,007      151,038

Interest paid to shareholder                173,380        6,299      175,134



During 1996, the Company obtained loans from a significant shareholder for
working capital and other purposes of $4,900,000.   Such amount was repaid
during 1996.

(4) Stockholders' Equity

Matrix Telecom original stock issuance consisted of 100 common shares. Effective December 31, 1994, a 10 for 1 stock split was declared. Concurrent with the dissolution of MCL on June 30, 1995, the Company's then outstanding 1,000 shares of common stock were cancelled and 100,000 shares were distributed to the prior MCL partners in proportion to their ownership interest in MCL. In addition, effective March 10, 1997, an 18 for 1 stock split was declared. All share amounts have been restated to reflect the stock splits and share exchange.

In October 1995, the Company issued 969,228 shares of its no par value common stock valued at $3,607,682 for 100% of the outstanding shares of DNS Communications, Inc. ("DNS"), a Houston based long distance reseller. Matrix Telecom is a private company and accordingly, its stock does not have a readily determinable market value. For purposes of determining the cost of DNS, the stock consideration of $3.72 per share was valued based on the price paid by a shareholder of the Company to purchase the Company's common stock issued to the former owners of DNS in the acquisition of DNS (see note 7).

In December 1996, the Company issued 589,752 shares of its no par value common stock to its majority shareholder in settlement of future commissions due to affiliates also owned by this majority shareholder as of October 31, 1996. A value of $3.72 per share was used in determining the number of shares to issue in settlement of the $2,195,211 obligation. Of this amount, $619,000 was expensed as commission expense in 1996.

                            MATRIX TELECOM, INC.
                       NOTES TO FINANCIAL STATEMENTS
                                (Continued)

Periodically the Board approves stock options for certain officers and employees. Stock option transactions during 1995 and 1996 were as follows:

                                                            Weighted-average
                                                                Exercise
                                                   Options       Price

Outstanding at December 31, 1994                       -           -

   Granted                                         21,600        $5.56
                                                  -------
   Outstanding at December 31, 1995                21,600         5.56

   Granted                                        217,800         5.56
   Cancelled                                      230,400         5.56
                                                  -------
   Outstanding at December 31, 1996                 9,000         5.56
                                                  =======

As of December 31, 1996 and 1995 all outstanding options were exercisable. Outstanding options do not expire. The Company accounts for its stock options in accordance with the provisions of APB Opinion No. 25 as allowed by SFAS No. 123 "Accounting for Stock Based Compensation." Options granted in 1996 were cancelled shortly after grant and accordingly no value has been attributed to such options. The fair value of options granted in 1995 is not material based on the minimum value method.

In connection with the cancellation of 194,400 of the above options during 1996, the Company sold to such employees 194,400 shares of common stock at $3.72 per share. As of December 31, 1996, the Company has recorded a $723,600 receivable for such shares, which was subsequently collected. Proceeds used to pay for these shares were loaned to the employees by a major shareholder of the Company. Also as a part of this transaction, the Company and the employees entered into agreements whereby such shares could be put or called, as applicable, under certain conditions. As of December 31, 1996, the shares subject to this agreement could be put or called at a price per share of approximately $4.61 totaling $896,000. Such amount has been included in other liabilities as of December 31, 1996.

During May 1996 the Company purchased 69,120 shares of treasury stock for $439,583.

5)  Leasing Activities and Other Commitments

The Company has no significant capital lease liabilities; however, the Company leases office space and various equipment under operating leases expiring in various years through 2000. In the normal course of business, operating leases are generally renewed or replaced by other leases. Total rental expenses were $325,000 in 1996, $239,000 in 1995 and $156,000 in 1994.
Minimum future rental payments at December 31, 1996 are as follows:

             1997                     $  253,587
             1998                        265,552
             1999                        276,575
             2000                        253,527
                                      ----------
                                      $1,049,241
                                      ==========

                            MATRIX TELECOM, INC.
                       NOTES TO FINANCIAL STATEMENTS
                                (Continued)



Substantially all of the Company's switching and transmission facilities have been provided by two suppliers under negotiated contractual agreements. The Company purchases long distance services at certain per-minute rates, which vary depending on the time and type of call. At December 31, 1996, there are outstanding contractual agreements committing the Company to minimum usage requirements for the duration of the contracts as set forth below:


            1997                    $ 14,925,000
            1998                       1,050,000
                                    ------------
                                    $ 15,975,000
                                    ============


(6)  Federal and State Income Taxes

The Company was originally organized as a partnership and continued to operate as a partnership until December 31, 1993. Effective January 1, 1994, the Company became a C corporation for federal income tax purposes.

Deferred income taxes for 1996 and 1995 reflect the impact of temporary differences between financial statement carrying amounts and tax bases of assets and liabilities. The tax effects of temporary differences that give rise to significant portions of the net deferred tax assets at December 31, 1996 and 1995 are presented below:


                                                 December 31

                                            1996               1995
                                            ----               ----
Deferred tax assets:

  Financial over tax amortization
    of purchased customer base          $ 134,288            150,097

  Less valuation allowance                   -                  -
                                        ---------           --------
        Net deferred tax asset            134,288            150,097



Deferred tax liabilities:

  Tax versus financial
    recognition of expenses                  -              (337,487)
                                        ---------           --------

        Net deferred tax asset
          (liability)                  $ 134,288            (187,390)
                                        =========           ========

                            MATRIX TELECOM, INC.
                       NOTES TO FINANCIAL STATEMENTS
                                (Continued)


In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and prior taxes paid in making this assessment. Based upon its evaluation of these factors, management believes that the deferred tax asset is realizable.

Income tax expense differs from the amounts computed by applying the U.S. federal income tax rate of 34 percent to pretax income as a result of the following:


                                                1996        1995        1994

Computed "expected" tax expense (benefit)   $1,404,637    870,502     175,338
State and local taxes, net of
  federal income tax benefit                   125,518    116,346      43,835
Deferred tax asset recorded at
  conversion of partnership                        -          -      (346,672)
Other differences                              156,721     94,878        -
                                            ----------    -------    --------
                                            $1,686,876  1,081,726    (127,499)


The provision for income taxes consisted of the following:

                                                1996        1995        1994
Current tax expense:
   Federal                                  $1,751,047    480,736     172,770
   State and local                             257,507     70,105      43,225
                                            ----------    -------    --------
                                             2,008,554    550,841     215,995


                                                1996       1995        1994
Deferred tax expense (benefit):
   Federal                                   (254,350)   424,708    (274,794)
   State and local                            (67,328)   106,177     (68,700)
                                             --------    -------     -------
                                             (321,678)   530,885    (343,494)
                                             --------    -------     -------
                                           $1,686,876  1,081,726    (127,499)
                                           ==========  =========     =======


The difference between the tax and book bases of the assets and liabilities of the partnership upon dissolution and contribution to Matrix Telecom was recorded as a deferred tax benefit as of January 1, 1994, the effective date of the dissolution of the partnership.

                            MATRIX TELECOM, INC.
                       NOTES TO FINANCIAL STATEMENTS
                                (Continued)

(7)  Acquisition

In October 1995, the Company issued 969,228 shares of its common stock valued at $3,607,682 in exchange for all of the outstanding common stock of DNS Communications, Inc., a Houston based long distance reseller. The transaction was accounted for under the purchase method. The purchase price in excess of the book value of DNS net assets was pushed down to DNS and was allocated based upon the estimated fair value of the assets and liabilities acquired at the date of acquisition and included the following:

Current assets                                       $1,978,262
Acquired customer base                                6,351,131
Other noncurrent assets                                 114,384
Accounts payable and accrued expenses                (2,346,102)
Deferred tax liability                               (2,489,993)
                                                     ----------
   Value assigned to common stock issued             $3,607,682
                                                     ==========
Summarized financial information
  related to DNS is as follows:
                                                  December 31, 1995

Current assets                                       $2,461,961
Noncurrent assets                                       555,739
                                                     ----------
                                                     $3,017,700
                                                     ==========
Current liabilities
   (includes $1,577,432 payable to Matrix)           $3,350,495
Shareholder's deficit                                  (332,795)
                                                     ----------
                                                     $3,017,700
                                                     ==========

                                                     Period from
                                  Year Ended      October 1, 1995 to
                              December 31, 1996   December 31, 1995
                              -----------------   ------------------

Revenue                          $11,027,000            $4,277,000
Gain on sale of
 acquired customer bases           3,221,000                  -
Net income (loss)                    122,000            (3,940,000)

Subsequent to the acquisition, the operations of DNS generated substantial losses. DNS's customer churn rate and bad debts as well as projected cash flows were evaluated and as of December 31, 1995 it was determined that the remaining investment in the DNS acquired customer base totaling approximately $4,462,000 should be written off. Such amount net of related deferred taxes is included in the loss of DNS reflected above for 1995.

In June 1996, the Company sold the customer base acquired in the DNS acquisition in addition to certain blocks of customers acquired during 1995 and 1996 together with related assets to a former officer of the Company and a former shareholder of DNS for approximately $5,270,000. The Company recorded a gain on this sale of approximately $3,221,000. This gain is recorded in equity in net income (loss) of DNS in the 1996 statement of operations.

                            MATRIX TELECOM, INC.
                       NOTES TO FINANCIAL STATEMENTS
                                (Continued)

(8)  Contingencies

The Company presently has contingent liabilities relating to various lawsuits and other matters related to the conduct of its business. On the basis of information furnished by counsel and others, management believes these contingencies upon resolution will not materially affect the financial condition of the Company.

MATRIX TELECOM, INC.
Consolidated Balance Sheets
As of September 30, 1997 and December 31, 1996



                                       September 30,      December 31,
                                            1997              1996
Assets                                 -------------      ------------
                                        (unaudited)
CURRENT ASSETS:
   Cash and cash equivalents            $ 5,187,994         4,622,395
   Accounts receivable, net               7,853,456        10,507,580
   Due from affiliates                    3,170,908         1,212,414
   Income tax receivable                    300,418                 0
   Other current assets                   1,121,050         2,200,751
                                       ------------       -----------
                                         17,633,826        18,543,140


Property and equipment, net               1,315,735         1,621,355
Other assets, net                             1,005            39,621
Deferred income taxes                       160,747           134,288
                                        -----------       -----------
                                        $19,111,313        20,338,404
                                        ===========       ===========

Liabilities and Stockholders' Equity

CURRENT LIABILITIES:
   Accounts payable and other
      accrued expenses                  $ 1,270,900         1,888,026
   Accrued network service costs          4,464,914         4,863,663
   Sales and excise tax payable           1,547,007         1,676,677
   Due to affiliates                      2,993,767         2,597,559
   Income tax payable                             0           554,596
                                        -----------       -----------
                                        $10,276,588        11,580,521
                                        ===========       ===========
LONG TERM LIABILITIES                       896,000           896,000
                                        -----------       -----------

STOCKHOLDERS' EQUITY:
   Common stock                         $10,893,234         7,532,026
   Paid in capital                           63,000                 0
   Retained earnings
     (accumulated deficit)                  740,014           769,441
   Treasury stock                        (3,757,523)         (439,584)
                                        -----------       -----------
                                        $ 7,938,725         7,861,883
                                        -----------       -----------
                                        $19,111,313        20,338,404
                                        ===========       ===========

See accompanying notes to financial statements.

MATRIX TELECOM, INC.
Statements of Income
For the Nine Months Ended September 30, 1997 and 1996


                                               1997              1996
                                            ----------       -----------

REVENUES                                   $39,244,448        55,731,784

COST OF REVENUES                            27,304,366        37,184,249
                                           -----------       -----------
GROSS MARGIN                               $11,940,082        18,547,535

Operating Expenses:
 Selling, general and administrative       $11,685,850        14,375,100
 Depreciation and amortization                 515,037           783,654
                                           -----------       -----------
   Total Operating Expenses                $12,200,887        15,158,754
                                           -----------       -----------
NET OPERATING INCOME (LOSS)                $  (260,805)        3,388,781


Income expense                             $    (9,026)         (200,814)
Other income (expense), net                    219,099           116,036
                                           -----------       -----------
Income (loss) before income taxes          $   (50,732)        3,304,003
Income tax expense (benefit)                   (21,307)        1,453,761
                                           -----------       -----------
                                           $   (29,425)        1,850,242

Equity in net income (loss) of DNS                   0           175,363
                                           -----------       -----------
NET INCOME (LOSS)                          $   (29,425)        2,025,605
                                           ===========       ===========

Net income (loss) per share                      (0.01)             0.74
                                           ===========       ===========
Weighted average shares outstanding          3,596,128         2,735,928
                                           ===========       ===========

See accompanying notes to financial statements.

MATRIX TELECOM, INC.
Consolidated Statements of Stockholders' Equity
For the Period Ending September 30, 1997
(Unaudited)


                                            Retained
                                            earnings      Total
                      Common   Paid in   (accumulated   Treasury  Stockholders'
                       stock   capital      deficit)     stock       equity
                      ------   -------   ------------   --------  -------------

BALANCES,
December 31, 1996   7,532,026        -        769,439   (439,584)    7,861,881

Purchase of Best
Connections, Inc.   3,361,208        -              - (3,317,939)       43,269

Deferred compensation
earned                      -   63,000              -          -        63,000

Net loss                    -        -        (29,425)         -       (29,425)
                    ---------  -------   ------------   --------  ------------


BALANCES,
September 30, 1997 10,893,234   63,000        740,014 (3,757,523)    7,938,725
                   ==========   ======        ======= ===========  ===========



See accompanying notes to consolidated financial statements.

MATRIX TELECOM, INC.
Consolidated Statements of Cash Flows
For the Nine Month Period Ended September 30, 1997 and 1996
(Unaudited)

                                                 1997           1996
                                             -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net Income                                  $   (29,425)   $ 2,025,605

 Adjustments to reconcile net income
   (loss) to cash provided by
   operating activities:
     Depreciation and amortization               515,037        783,654
     Provision for bad debts                   1,220,265      1,133,529
     Deferred income taxes                       (26,459)             0
     Deferred compensation                        63,000              0
     Equity in (income) loss of DNS                    0       (175,363)

 Changes in assets and liabilities:
     Accounts receivable                       1,433,859     (1,412,025)
     Due from affiliates                         620,072       (291,921)
     Other current assets                        779,283       (900,892)
     Accounts payable and accrued
       liabilities                            (1,700,143)     1,577,630
     Due to affiliates                           213,167        888,431
                                             -----------    -----------
       Net cash provided by
         operating activities                  3,088,656      3,628,650
                                             -----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment            (158,412)      (653,979)
  Sale of property and equipment                   2,748              0
  Net cash received in acquisition               211,172              0
  Advances to affiliates, net                 (1,828,566)             0
  Advances to AvTel                             (750,000)             0
  Repayments (advances) to DNS, net                    0      1,420,001
                                             -----------    -----------
     Net cash provided by
       investing activities                       55,508        766,022
                                             -----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Purchase of common stock for treasury                0       (439,583)
                                             -----------    -----------
      Net cash used in investing activities            0       (439,583)
                                             -----------    -----------
      Net increase in cash and cash
        equivalents                              565,598      3,955,089
Cash and cash equivalents at
  beginning of period                          4,622,396      3,164,053
                                             -----------    -----------
Cash and cash equivalents at
  end of period                                5,187,994      7,119,142
                                             ===========    ===========

CASH PAID (RECEIVED) DURING THE PERIOD FOR:
 Interest                                          9,694        201,684
                                             -----------    -----------
 Income taxes, net of refunds                    906,658        841,043
                                             ===========    ===========
See accompanying notes to consolidated financial statements.

                            MATRIX TELECOM, INC.
                 Notes to Consolidated Financial Statements
                         September 30, 1997 and 1996
                               (Unaudited)

(1)  Basis of Financial Reporting

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to rules and regulations of the Securities and Exchange Commission; however, Matrix Telecom, Inc. ("Matrix") believes the disclosures which are made are adequate to make the information presented not misleading. These financial statements and footnotes should be read in conjunction with the financial statements and notes thereto of Matrix for the three year period ended December 31, 1996 included elsewhere herein.

The unaudited financial information for the nine-months ended September 30, 1997 and 1996 has not been audited by independent public accountants; however, in the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the results of operations for the nine-month periods have been included therein. The results of operations for the first nine months of the year are not necessarily indicative of the results of operations which might be expected for the entire year.

The balance sheet as of December 31, 1996, has been taken from the audited financial statements as of that date.

(2)  Subsequent Event - Share Exchange

On December 1, 1997, Matrix and AvTel Communications, Inc. ("AvTel") completed a share exchange pursuant to a stock exchange agreement dated April 29, 1997 as subsequently amended (the "Share Exchange"). Matrix shareholders received
2.4819 shares of AvTel common stock for each share of Matrix Telecom stock. For accounting purposes, the Share Exchange was treated as a reverse acquisition of AvTel by Matrix. In addition, holders of outstanding Matrix stock options received nonqualified stock options of AvTel. After the share exchange, the former shareholders of Matrix will hold approximately 81% of the then-outstanding common stock of AvTel.

(3)  Loans made to affiliates

As of September 30, 1997, Matrix had loaned approximately $1,901,000 to Core Marketing, L.L.C., an affiliated company, with no interest, due September 1998. As of September 30, 1997, Matrix had loaned AvTel Communications, Inc. $750,000 at rates ranging from eight to fifteen percent, due by December 1997 or 180 days after the termination of the Exchange Agreement. In February 1997, a major shareholder repaid Matrix the $723,600 outstanding balance due for the purchase of common stock.

                                MATRIX TELECOM, INC.
                     Notes to Consolidated Financial Statements
                                  (Continued)


(4)  Sale of DNS

In July 1996, Matrix sold the customer base acquired in the DNS acquisition (in addition to certain blocks of customers acquired during 1995 and 1996), together with related assets, to a former officer of Matrix and a former shareholder of DNS for approximately $5,270,000. Matrix recorded a gain on this sale of approximately $3,221,000. This gain is recorded in the equity in net income (loss) of DNS in the July 1996 statement of operations.

(5) Best Connections, Inc. Acquisition

Effective July 1, 1997, shareholders of BestConnections, Inc. ("Best"), an affiliate of Matrix through substantially common ownership, contributed their ownership of Best to Matrix in exchange for 376,727 shares of Matrix common stock. Best's primary assets were it's ownership of 805,804 shares of Matrix common stock and cash of $211,000. The assets and liabilities of Best were recorded at their historical cost as of July 1, 1997.

As a result of the combination, Matrix assumes the obligation to issue stock options to Best's agents under Best's Agent Option Plan. As of July 1, 1997, up to 60% of the 805,804 shares owned by Best were reserved for such options. The option price per share was $3.72 prior to the share exchange with AvTel. Subsequent to the share exchange (2.4819 AvTel shares for each Matrix share) 1,200,000 AvTel shares are subject to options at $1.50 per AvTel share. The options become exercisable based on performance measures over time.

(6) Stockholders' Equity

Effective March 10, 1997, an 18 for 1 stock split was declared. All share amounts have been restated to reflect the stock split.

              PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS



The unaudited pro forma condensed combined financial statements present (i) the transactions contemplated by a Share Exchange Agreement between AvTel Comunications, Inc. ("AvTel") and Matrix Telecom, Inc. ("Matrix") as a reverse acquisition of AvTel by Matrix using the purchase method of accounting, and (ii) the combined acquisitions of Hi, Tiger International, Inc. ("HTI"), WestNet Communications, Inc. ("WNI") and Silicon Beach Communications, Inc. ("SBC") by AvTel ("Combined Acquisitions") using the purchase method of accounting, all as if these transactions had been consummated, with respect to the statements of operations, at the beginning of the earliest period presented, or, with respect to the balance sheet, as of the date presented for the AvTel and Matrix Share Exchange. Such information is derived from and should be read in conjunction with, the separate historical financial statements of AvTel and Matrix and other financial information appearing elsewhere in this document previously filed with the Commission as to the AvTel historical financial statements. The unaudited pro forma condensed combined financial statements do not purport to be indicative of the results of operations or financial position which actually would have been obtained if the transaction contemplated by the Exchange Agreement and the Combined Acquisitions had been consummated at the beginning of the earliest period presented or as of the date presented or of the results of operations or financial position which may be obtained in the future.

In connection with the reverse acquisition, AvTel will change its fiscal year end from September 30 to December 31. For purposes of these pro forma financial statements, the financial information of AvTel has been presented based on a fiscal year end of December 31 by combining appropriate historical periods of AvTel.

Because the purchase price is determined based on the market trading price of AvTel shares immediately prior to the public announcement of the reverse acquisition, which results in a significantly higher value than the total value of the underlying tangible and intangible net assets, a significant amount of goodwill results. The operations of AvTel do not support the carrying value of such goodwill. Accordingly, immediately following the transaction, and as a result of the transaction, a portion of resulting goodwill will be written off to operations.

                          AVTEL COMMUNICATIONS, INC.
                     UNAUDITED PRO FORMA CONDENSED COMBINED
                                 BALANCE SHEET
                               SEPTEMBER 30, 1997
                                                                     Pro Forma
                                  Matrix      AvTel   Adjustments    Combined
                                  ------      -----   -----------    ---------
                                                          [Note B]
Assets

Current assets
  Cash and cash equivalents   $ 5,187,994     238,705          0     5,426,699
  Accounts receivable, net      7,853,456     183,008          0     8,036,464
  Due from affiliates           3,170,908           0   (750,000)(1) 2,420,908
  Other current assets          1,421,468      38,595          0     1,460,063
                              -----------     -------   --------     ---------
                               17,633,826     460,308   (750,000)   17,344,134

Property and equipment, net     1,315,735     641,140           0    1,956,875
Goodwill, net                           0     667,499   8,927,206 (2)  950,000
                                                       (8,644,705)(5)
Other assets, net                   1,005           0           0        1,005
Deferred income taxes             160,748           0           0      160,748
                              -----------     -------   ---------    ---------
                              $19,111,314   1,768,947    (467,499)  20,412,762
                              ===========   =========   =========   ==========

Liabilities and Stockholders' Equity:

Current liabilities
  Accounts payable and other
  accrued  expenses           $ 1,270,900     339,118            0   1,610,018
  Accrued network services
   costs                        4,464,914           0            0   4,464,914
  Deferred revenue                      0     179,412            0     179,412
  Sales and excise tax
   payable                      1,547,007           0            0   1,547,007
  Due to affiliates             2,993,767           0            0   2,993,767
  Lease obligations -
   current portion                      0      57,970            0      57,970
  Note payable                          0     922,092     (750,000)(1) 172,092
  Other liabilities                     0      60,500            0      60,500
                              -----------     -------     --------   ---------
                               10,276,588   1,559,092     (750,000) 11,085,680
Lease obligation, less
 current portion                        0      66,106            0      66,106
Other liabilities                 896,000           0            0     896,000

Stockholders' Equity
  Preferred stock                      0       2,500            0         2,500
  Common stock                10,893,234      17,805  (10,797,417)(4)   113,622
  Paid in capital                 63,000   2,655,021    6,395,629 (2)16,173,544
                                                        7,059,894 (4)
Retained earnings
 (accumulated deficit)           740,015  (2,531,577)   2,531,577 (2)(7,904,690)
                                                       (8,644,705)(5)
Treasury Stock                (3,757,523)          0    3,737,523 (4)   (20,000)
                             -----------  ----------   ----------    ----------
                               7,938,726     143,749      282,501     8,364,976
                             -----------  ----------   ----------    ----------
                            $ 19,111,314   1,768,947     (467,499)   20,412,762
                            ============ ===========   ==========    ==========

See accompanying notes to unaudited proforma condensed financial information.

                          AVTEL COMMUNICATIONS, INC.
                    UNAUDITED PRO FORMA CONDENSED COMBINED
                            STATEMENT OF OPERATIONS
              FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 1997


                                                          Matrix/Best
                                            Proforma      Pro Forma
                    Matrix       Best      Adjustments    Combined      AvTel
                    ------       ----      -----------   -----------    -----
                                             [Note C]

Revenues        $ 39,244,448   497,300    (497,300) (2)  39,244,448   2,091,816

Cost of revenues  27,304,366         0           0       27,304,366     541,434
                -------------  -------    --------       ----------   ---------
Gross margins     11,940,082   497,300    (497,300)      11,940,082   1,550,382

Operating expenses
 Selling, general and
  administrative  11,685,850   471,542    (497,300) (2)  11,660,092   2,050,530
 Depreciation and
  amortization       515,037     2,890                      517,927     183,249
                 ------------   -------    --------       ----------   ---------
    Total operating
     expenses     12,200,887   474,432    (497,300)      12,178,019   2,233,779
                -------------   -------    --------      ----------   ---------
Operating income
 (loss)             (260,805)   22,868           0         (237,937)   (683,397)

Interest expense      (9,026)        0           0           (9,026)    (16,628)
Other income, net    219,099        35           0          219,134     (12,435)
                 -----------    -------    --------       ----------   ---------
  Income (loss) before
   income taxes      (50,732)   22,903           0          (27,829)   (712,460)

Income tax
expense (benefit)    (21,307)        0       9,619 (3)      (11,688)         0
                 -----------    -------    --------        ---------   --------

Net income(loss)   $ (29,425)   22,903      (9,619)         (16,141)  (712,460)
                   =========    ======      ======          =======   ========
Net income (loss) per
 common share      $   (0.01)                                  (0.00)    (0.40)
                   =========                                 =======   =======
Weighted average shares
 outstanding       3,596,128                                3,310,053 1,776,693
                   =========                                ========= =========



See accompanying notes to unaudited proforma condensed financial information.

                              AVTEL COMMUNICATIONS, INC.
                        UNAUDITED PRO FORMA CONDENSED COMBINED
                               STATEMENTS OF OPERATIONS
                   FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 1997


                                           AvTel/HTI
                                            WNI/SBC
                   Combined    Pro Forma   Pro Forma    Pro Forma   Pro Forma
                  HTI/WNI/SBC Adjustments   Combined   Adjustments  Combined
                  ----------- -----------  ----------  -----------  ----------
                                [Note D]                [Note E]

Revenues         $   108,583          0     2,200,399          0     41,444,847

Cost of revenues      18,526          0       559,960          0     27,864,326
                 -----------   --------    ----------  ----------   -----------
Gross margins         90,057          0     1,640,439          0     13,580,521

Operating expenses
  Selling, general and
    administrative    84,726          0     2,135,256          0     13,795,348
   Depreciation and
    amortization       7,000      3,000       193,249    (28,450)(2)    682,726
                 -----------    -------    ----------   ----------   ----------
     Total operating
       expenses       91,726      3,000     2,328,505    (28,450)    14,478,074
                 -----------    -------    ----------   ----------   ----------
Operating income
(loss)                (1,669)    (3,000)     (688,066)    28,450       (897,553)

Interest expense           0          0       (16,628)         0        (25,654)
Other income, net     (8,990)         0       (21,425)         0        197,709
                 -----------    -------    -----------  ----------   ----------
   Income (loss) before
     income taxes    (10,659)    (3,000)     (726,119)    28,450       (725,498)

Income tax expense
 (benefit)                 0          0             0          0        (11,688)
                 -----------    -------    ----------   ---------   -----------

Net income (loss)  $ (10,659)    (3,000)     (726,119)    28,450       (713,810)
                   =========     ======      =========   =======       ========
Net income (loss) per
 common share                                   (0.41)                    (0.08)
                                               ======                   =======
Weighted average shares
 outstanding                                1,777,665                 9,992,885
                                            =========                ==========



See accompanying notes to unaudited proforma condensed financial information.

                          AVTEL COMMUNICATIONS, INC.
                    UNAUDITED PRO FORMA CONDENSED COMBINED
                            STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1996




                                                           Matrix/Best
                                            Proforma       Pro Forma
                    Matrix       Best      Adjustments     Combined      AvTel
                    -------     -----     ------------    -----------    -----
                                            [Note C]

Revenues         $ 71,558,295   1,280,273  (1,280,273)(2)  71,558,295   263,139
 Cost of revenues  47,674,396           0           0      47,674,396    89,121
                  -----------   ---------  ----------      ----------   -------

Gross margins      23,883,899   1,280,273  (1,280,273)     23,883,899   174,018

Operating expenses
  Selling, general and
    administrative 18,798,926   1,193,332 (1,280,273)(2)   18,711,985   504,991
  Depreciation and
    amortization      993,940      10,021          0        1,003,961         0
                 ------------   ---------  ---------       ----------   -------
     Total operating
       expenses    19,792,866   1,203,353 (1,280,273)      19,715,946   504,991
                 ------------   ---------  ---------       -----------  -------
Operating income
 (loss)             4,091,033      76,920          0        4,167,953  (330,973)

Interest expense     (230,922)          0          0         (230,922)     (945)
Other income, net     271,172      18,699          0          289,871    21,268
                 ------------   ---------  ---------       -----------  --------
   Income (loss) before
     income taxes   4,131,283      95,619          0        4,226,902  (310,650)

Income tax expense
 (benefit)          1,686,878           0     40,160(3)     1,727,038         0
                  -----------   ---------  ---------       ----------   --------
                    2,444,405      95,619    (40,160)       2,499,864  (310,650)
Equity in net income (loss)
  of DNS              122,327           0          0          122,327         0
                   ----------   ---------  ---------       ----------   -------
Net income (loss)  $2,566,732      95,619    (40,160)       2,622,191  (310,650)
                   ==========     =======    =======        =========  ========
Net income (loss) per
 common share      $     0.88                                    1.05     (0.37)
                   ==========                                 =======   =======
Weighted average shares
 outstanding        2,919,978                               2,490,865   840,504
                    =========                               ========= =========



See accompanying notes to unaudited proforma condensed financial information.

                              AVTEL COMMUNICATIONS, INC.
                        UNAUDITED PRO FORMA CONDENSED COMBINED
                               STATEMENTS OF OPERATIONS
                        FOR THE YEAR ENDED DECEMBER 31, 1996


                                           AvTel/HTI
                                            WNI/SBC
                   Combined    Pro Forma   Pro Forma    Pro Forma    Pro Forma
                  HTI/WNI/SBC Adjustments   Combined   Adjustments   Combined
                  ----------- -----------  ----------  -----------   ----------
                               [Note D]                 [Note E]

Revenues         $ 1,619,520          0    1,954,659           0     73,512,954

Cost of revenues     329,861          0      418,982           0     48,093,378
                 -----------   --------    ---------    --------    -----------
Gross margins      1,361,659          0    1,535,677           0     25,419,576

Operating expenses
  Selling, general and
    administrative 1,155,561          0    1,660,552           0     20,372,537
   Depreciation and
    amortization      96,687    112,500(2)   209,187     (17,500)(2)  1,195,648
                 -----------    -------    ---------    --------    -----------
     Total operating
       expenses    1,252,248    112,500    1,869,739     (17,500)    21,568,185
                 -----------    -------    ---------    --------    -----------
Operating income
 (loss)              109,411   (112,500)    (334,062)     17,500      3,851,391

Interest expense     (11,870)         0      (12,815)          0       (243,737)
Other income, net     63,819          0       85,087           0        374,958
                 -----------   --------   ----------    --------    -----------
   Income (loss) before
     income taxes    161,360   (112,500)    (261,790)     17,500      3,982,612

Income tax expense
 (benefit)            (6,594)         0       (6,594)          0      1,720,444
                 -----------   --------   ----------    --------    -----------
                     167,954   (112,500)    (255,196)     17,500      2,262,168

Equity in net income (loss)
  of DNS                   0          0            0           0        122,327
                 -----------   --------   ----------    --------    -----------
Net income (loss)    167,954   (112,500)    (255,196)    17,500       2,384,495
                   =========    =======     =========    =======      =========
Net income (loss) per
 common share                                  (0.14)                      0.29
                                               ======                     =====
Weighted average shares
 outstanding                                1,761,547                 7,943,625
                                            =========                 =========



See accompanying notes to unaudited proforma condensed financial information.

                          AvTel Communications, Inc.
            Notes to Unaudited Pro Forma Condensed Financial Information

(A)  Basis of Presentation

The unaudited pro forma condensed financial information reflects as to the September 30, 1997 unaudited Pro forma condensed combined balance sheet the reverse acquisition of AvTel by Matrix in a share exchange of 2.4819 shares of AvTel common stock for each share of Matrix common stock. Although AvTel common stock is being used in the share exchange, for accounting purposes the share exchange is being treated as a reverse acquisition of AvTel by Matrix. After the share exchange, the former shareholders of Matrix will own 81% of AvTel. This transaction is being accounted for using the purchase method of accounting.

During October 1996, AvTel acquired Hi, Tiger International, Inc. ("HTI") through the issuance by HTI of 4,252,508 shares of HTI common stock and 1,000,000 shares of HTI preferred stock which was treated as a reverse acquisition of HTI by AvTel for financial accounting purposes. Also in November, 1996, AvTel acquired Silicon Beach Communications ("SBC") in exchange of 115,000 shares of AvTel common stock for 100% of the outstanding shares of SBC and in February, 1997, AvTel acquired WestNet Communications, Inc. ("WNI") in exchange of 35,000 shares of AvTel common stock, $140,226 and secured promissory notes of $160,325 for 100% of the outstanding shares of WNI. All acquisitions were accounted for as purchases.

Effective July 1, 1997 the shareholders of Best Connections, Inc. ("Best"), an affiliate of Matrix through substantially common ownership, contributed their ownership of Best to Matrix in exchange for 376,727 shares of Matrix common stock. Best's primary asset was its ownership of 805,840 shares of Matrix common stock.

As to the statements of operations the unaudited pro forma condensed combined financial information reflects (1) the combination of Matrix and Best, (2) the combinations of AvTel, HTI, SBC and WNI and (3) the combination of AvTel and Matrix all as if the combinations had occurred on January 1, 1996.

On December 1, 1997, in connection with the AvTel and Matrix share exchange and reincorporation merger of AvTel a one for four reverse stock split of AvTel's common and preferred stock was effected. All share numbers and prices set forth herein as to AvTel historical have been adjusted to reflect the reverse stock split.

(B)  Balance Sheet - Matrix/AvTel

The pro forma adjustments applicable to the September 30, 1997 balance sheet assume the AvTel and Matrix share exchange took place as of September 30, 1997, and reflect a preliminary purchase price allocation.

(1)  To eliminate $750,000 advance to AvTel by Matrix.

(2) This adjustment reflects recording of the purchase price of AvTel by Matrix using the market trading value of the AvTel shares immediately prior to the public announcement of the share exchange.

The preliminary allocation of the purchase price is as follows:

                                   Carrying           Fair        Pro Forma
                                    Value             Value       Adjustment
                                   --------           -----       ----------

Current assets                     $460,308          460,308
Property and equipment              641,140          641,140
Goodwill                            667,499        8,927,206      8,259,707
Current liabilities              (1,559,092)      (1,559,092)
Lease obligation,
  less current portion              (66,106)         (66,106)
                                                   ---------
                                                   8,403,456
                                                   =========

The purchase price is comprised of the following:

Preferred stock                                   $1,000,000
Common stock                                       7,122,328
Options (treasury stock method)                      281,128
                                                  ----------
                                                  $8,403,456
                                                  ==========

(3) For purposes of the determination of the purchase price, the trading value of AvTel common shares for a period immediately prior to the public announcement of the Share Exchange was used. This resulted in a price per share of $1.00 pre-reverse split and a total purchase price of $8,403,456. AvTel shares were generally thinly traded up to the announcement of the merger.

(4) This adjustment recapitalizes Matrix based on the par value of AvTel preferred and common stock.

(5) Goodwill recorded in the acquisition results from recording the reverse purchase acquisition utilizing the market trading price of AvTel common stock which significantly exceeds the fair value of the underlying net tangible and intangible assets of AvTel. Accordingly, immediately following the share exchange goodwill in an amount estimated to be approximately $8,644,705 will be charged to operations of AvTel. Such amount represents the preliminary write down necessary to reflect the goodwill of AvTel based on preliminary estimates of value. The actual amount of the write down could vary from this amount when the estimates of value are finalized.

(C) Statements of Operations - Matrix and Best nine months ended September 30, 1997 and year ended December 31, 1996 pro forma adjustments.

(1) For purposes of the Unaudited Pro Forma Condensed statements of operations presented the acquisition of Best is assumed to have been completed as of January 1,1996.

(2)  To eliminate commission revenue at Best and commission expense at Matrix.

(3) This adjustment reflects the tax impact of Best's income at 42% (the combined federal and state rate). Best was a limited liability company prior to June 30, 1997.

(D) Statements of Operations - AvTel, HTI, WNI and SBC's nine months ended September 30, 1997 and year ended December 31, 1996 pro forma adjustments.

(1) For purposes of the Unaudited Pro Forma Condensed Statements of Operations presented the acquisitions of HTI, WNI and SBC, which were as of October 1996, February 1997 and November 1996, are assumed to have been completed as of January 1, 1996. The acquisition by AvTel of the 20% minority interest of the Friendly Net, LLC in March 1997 has not been included in these pro forma financial statements due to its not being material for these purposes.

(2) To amortize additional amounts of goodwill related to the HTI, WNI and SBC acquisitions.

(E) Statements of Operations - Matrix and AvTel's nine months ended September 30, 1997 and year ended December 31, 1996 pro forma adjustments.

(1) For purposes of the Unaudited Pro Forma Condensed Statements of Operations presented the share exchange is assumed to have been completed as of January 1, 1996.

(2) To adjust amortization of goodwill previously recorded by AvTel to the amount to be recognized by AvTel. Resulting goodwill will be amortized over 120 months.

(3) For purposes of determining the purchase price, the trading value of AvTel shares was used for a period immediately preceding the announcement of the Share Exchange. However, the net asset values of AvTel including goodwill cannot be supported by the operations of AvTel. Accordingly, immediately following the Share Exchange, goodwill in an amount estimated to be approximately $8,644,705 will be charged to operations. Since this is a one time charge resulting from the Share Exchange, it is not reflected in the pro forma statements of operations. This amount is subject to adjustment after preliminary estimates of value are finalized.

                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


AVTEL COMMUNICATIONS, INC.



By:  /s/ ANTHONY E. PAPA                 Date: February 5, 1998
     -------------------------                 ----------------
     Anthony E. Papa
     President and Chief Executive Officer

                                EXHIBIT 23.1


                       Independent Auditors' Consent



The Board of Directors
Matrix Telecom, Inc.:


We consent to incorporation by reference in the Registration Statement (No. 333-30725) on Form S-8 of Avtel Communications, Inc. of our report dated January 24, 1997, except as to the first paragraph of note 4 which is as of March 10, 1997, relating to the consolidated balance sheets of Matrix Telecom, Inc. as of December 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three year period ended December 31, 1996 included in Form 8 K/A to be filed by AvTel Communications, Inc. on or about February 5, 1998.



/s/ KPMG PEAT MARWICK LLP
    KPMG PEAT MARWICK LLP



Dallas, Texas
February 4, 1998